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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Invitrogen Corporation of our report dated January 24, 2000, relating to the financial statements of Life Technologies, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

McLean, Virginia
December 26, 2000